UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2020 (October 22, 2020)

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Main Street, Suite 225 Irvine, California 92614
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 22, 2020, MediFarm I LLC (the “Seller”), a wholly-owned subsidiary of Terra Tech Corp. (“Terra Tech” or, the “Company”), Terra Tech, Picksy Reno, LLC (the “Purchaser”) and Mystic Holdings, Inc. (“Mystic”) entered into a Letter Agreement (the “Letter Agreement”) modifying certain terms of the Asset Purchase Agreement (the “Purchase Agreement”) between the Seller and the Purchaser, dated as of August 19, 2019, pursuant to which the Seller agreed to sell and the Purchaser agreed to purchase substantially all of the assets of the Seller related to the Seller’s dispensary located at 1085 S Virginia St Suite A, Reno, NV 89502 (the “Business”). The Letter Agreement provides, among other things, that $8,332,096 of the cash portion of the purchase price to be paid for the Business will be paid in 8,332,096 shares of Mystic common stock (the “Shares”), upon approval of such issuance by the Nevada Cannabis Compliance Board (the “CCB”). Mystic is required to register the Shares on Form S-1 by no later than the date the Shares are listed or quoted for trading on a trading market. In the event the CCB does not approve issuance of the Shares, the cash portion of the purchase price to be paid for the Business will be due at closing of the transaction. In addition, the Letter Agreement provides, among other things, that (i) Terra Tech has the right to require Mystic to repurchase the Shares at a price of $1.00 per Share under certain circumstances, and (ii) during the first six (6) months Terra Tech is able to sell Shares on a trading market, Terra Tech will not sell more than 1,500,000 Shares during any thirty (30) calendar day period; provided such limitation will not apply to Shares sold at a price equal to or greater than $2.00 per Share. The transaction is subject to approval by the CCB and is expected to close promptly following receipt of such approval. There is no material relationship between the Company or its affiliates and the Purchaser other than in respect of the transactions contemplated by the Purchase Agreement and the Letter Agreement.

Except as modified by the Letter Agreement, the terms of the Purchase Agreement in the form attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on August 20, 2019 are unchanged. The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Letter Agreement, dated October 22, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: October 28, 2020	By:	/s/ Michael Nahass
Michael Nahass
President

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